Exhibit 99.1

EXECUTION COPY

SERIES B CONVERTIBLE PREFERRED STOCK

SUBSCRIPTION AGREEMENT

 by and between

 MOSCOW CABLECOM CORP.

and

COLUMBUS NOVA INVESTMENTS VIII LTD.

 Dated August 26, 2004

ATTACHMENTS AND EXHIBITS

Attachment I     Form of Certificate of Amendment to the Certificate of Incorporation of Moscow CableCom Corp.

Attachment II    Form of Amended and Restated By-laws of Moscow CableCom Corp.

Exhibit A           Form of Warrant Agreement

Exhibit B           Form of Registration Rights Agreement

Exhibit C           Pro Forma Capitalization Table

Exhibit D-1       Form of Warren Mobley Employment Agreement

Exhibit D-2       Form of Donald Miller-Jones Employment Agreement

Exhibit E-1       Form of Charles Roberts Consulting Agreement

Exhibit E-2       Form of Dr. Ali Mohamed Ahmed Consulting Agreement

Exhibit F           Copy of the Strategic Services Agreement

Exhibit G          Matters to be Opined on in Legal Opinion from the Company's US Counsel

Exhibit H          Matters to be Opined on in Legal Opinion from the Company's Russian Counsel

SERIES B CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AGREEMENT, dated August 26, 2004, by and between Moscow CableCom Corp., a Delaware corporation (the "Company"), and Columbus Nova Investments VIII Ltd., a Bahamas company (the "Purchaser").

W I T N E S S E T H:

WHEREAS, for purposes of raising financing for the build-out of the COMCOR-TV franchise, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 4,500,000 shares of Series B Convertible Preferred Stock, par value $.01 per share of the Company (the "Series B Preferred Stock"), having the designations, rights and preferences set forth in the Certificate of Amendment (as defined herein), upon the terms and subject to the conditions set forth herein.  All the shares of the Series B Preferred Stock purchased pursuant to this Agreement are referred to as the "New Securities"; and

WHEREAS, at the Closing (as defined herein) the Company and the Purchaser will enter into a Warrant Agreement, substantially in the form attached to this Agreement as Exhibit A (the "Warrant Agreement"), pursuant to which the Purchaser will acquire warrants that will be initially exercisable for 8,283,000 shares of Series B Preferred Stock (the "Warrants");

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

"Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

"Affiliate" means, with respect to any Person, any officer or director of such Person, or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" or "this Agreement" means this Series B Convertible Preferred Stock Subscription Agreement, dated August 26, 2004, between the Company and the Purchaser (including the Attachments and the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 9.01.

"Amended and Restated By-laws" means the Amended and Restated By-laws of the Company in the form of Attachment II attached hereto.

"beneficial owner" (including the terms "beneficially own" or "beneficial ownership") has the meaning given to such terms in Rule 13d-3 of the Exchange Act.

"Benefit Plan" means each of the Company's and Company Subsidiaries' plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Section 3(37) of 4001(a)(3) of ERISA.

"Board" means the Board of Directors of the Company.

"Bridge Facility" means the $4,000,000 Working Capital Bridge Facility Agreement dated as of the date hereof by and among the Company, COMCOR-TV, the Lender and the other parties referred to therein.

"Business Combination Statute" means Section 203 of the Delaware General Corporation Law or any other Law prohibiting, restricting, or imposing conditions with respect to, business combinations or limiting voting powers or other rights, or imposing any obligations, on any party to a business combination.

"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City, New York, Hartford, Connecticut, or Moscow, the Russian Federation.

"By-laws" means the by-laws of the Company as may be amended from time to time, provided that such amendment does not adversely affect the rights of the Purchaser under this Agreement, the Warrant Agreement, the Registration Rights Agreement or the Certificate of Amendment.

"CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

"Certificate of Amendment" means the Certificate of Amendment of the Certificate of Incorporation of the Company providing for the authorization of additional Common Stock and setting forth the designations, rights and preferences of the Series B Preferred Stock, to be filed with the Secretary of State of the State of Delaware, in the form of Attachment I attached hereto.

"Certificate of Incorporation" means the amended and restated certificate of incorporation of the Company, as shall be amended by the Certificate of Amendment on the Closing Date and as may be amended from time to time, provided that such amendment does not adversely affect the rights of the Purchaser under this Agreement, the Warrant Agreement, the Registration Rights Agreement or the Certificate of Amendment.

"Code" means the United States Internal Revenue Code of 1986, as amended through the date of this Agreement.

"COMCOR" means Moskovskaya Telecommunikatsionnaya Corporatsiya, an open joint stock company organized under the laws of the Russian Federation.

"COMCOR Director" means a Person nominated by COMCOR to be a director on the Board.

"COMCOR-TV" means ZAO COMCOR TV, a closed joint stock company organized under the laws of the Russian Federation.

"Common Stock" means the Common Stock, par value $.01 per share, of the Company, as constituted on the date hereof, any shares of the Company's capital stock into which such Common Stock shall be changed, and any shares of the Company's capital stock resulting from any reclassification of such Common Stock or any recapitalization of the Company.

"Company Subsidiary" or "Company Subsidiaries" means any Subsidiary or all of the Subsidiaries of the Company, respectively.

"Company Systems" means all computers, hardware, software, systems (including, without limitation, the Company's subscriber management system), facilities and equipment (including, without limitation, cable, wireline, wireless, microwave, satellite and any other telecommunications equipment and facilities, and embedded microcontrollers in noncomputer equipment) owned, leased or licensed by the Company or any Company Subsidiary and material to, or necessary for, the Company or any Company Subsidiary to carry on its business as currently conducted or intended to be conducted.

"control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

"Conversion Offering" means the offering of stock after the date hereof in mutual savings banks or equivalent financial institutions upon de-mutualization of the same in which the Company or a Company Subsidiary has an account as at the date hereof.

"Conversion Offering Stock" means the stock subscribed by the Company or a Company Subsidiary in a mutual savings bank or equivalent financial institution upon the de-mutualization of the same to the extent such stock was subscribed prior to the date hereof.

"Conversion Shares" means new shares of Common Stock issuable upon conversion of the shares of Senior B Preferred Stock and exercise of the Warrants.

"Convertible Debentures" means the 10½% Convertible Subordinated Debentures due 2007 of the Company.

"Core Business Assets" means assets that are used in a business that operates directly or indirectly, or holds a License to operate (i) a cable system or service, (ii) a fixed-line telephone or telecommunications system or service, (iii) a broadcasting transmission system or service, (iv) fiber optic network, (v) broadband services, (vi) cable television, (vii) high speed internet or (viii) IP-based telephony.

"Diluted Shares" means, as of any applicable time, shares of Common Stock issued and outstanding as of such time plus shares of Common Stock issuable upon conversion, redemption, exchange, exercise of or as a dividend declared as of the time of measurement with respect to, any shares of preferred stock, options, warrants, debentures and other securities or any subscription rights.

"Director" means a member of the Board.

"Disclosure Schedule" means the Disclosure Schedule delivered by the Company in connection with this Agreement dated as of the date hereof and incorporated herein by reference.

"Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality or similar agreement or contract between the Company or any ERISA Affiliate and any Employee pursuant to which the Company has or may have any material liability contingent or otherwise.

"Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding Permitted Encumbrances.

"Environmental Law" means any Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, Release or discharge of Hazardous Materials.

"Environmental Permits" means any permit, approval, identification number, License and other authorization required under any applicable Environmental Law.

"ERISA" means Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means each business or entity which is or was a member of a "controlled group of corporations", under "common control" or an "affiliated service group" with the Company within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated from time to time thereunder, all as the same shall be in effect at the time.

"Existing Agreements" means the following registration rights agreements: the Amended and Restated Registration Rights Agreement, dated as of July 1, 2002, as amended July 14, 2003, among the Company and the former stockholders of ABC Moscow Broadband Communication Limited, a limited liability company organized under the laws of Cyprus, whose names are set forth in the signature page to such agreement, and the Registration Rights Agreement, dated as of February 23, 2004, between the Company and COMCOR.

"Governmental Authority" means any United States, Russian or other foreign federal, state, provincial, local, supranational government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

"Indebtedness" means any indebtedness, obligation and other liability of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including without limitation all obligations of such Person (a) for borrowed money, (b) evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property, goods or services (other than trade payables incurred in the ordinary course of business), (c) as lessee under leases which have been or should have been, in accordance with US GAAP, recorded as capital leases, (d) under direct or indirect guarantees in respect of Liabilities of others, including indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such indebtedness is assumed by such Person, (e) in respect of outstanding or unpaid checks or drafts or overdraft obligations, (f) for Taxes or (g) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

"knowledge of the Company" means, with respect to any matter in question, the knowledge of the following officers and directors of the Company and the Company Subsidiaries: Francis E. Baker, Oliver Grace, Jr., Louise A. Lubrano, Thomas McPartland, James J. Pinto, Vladimir Serdyuk, Valentin Lazutkin, Sergey Mitrikov, Alexander Valdislavlev, Andrew O'Shea, Michael V. Silin, Vitaly Spassky and Valentina P. Gurina.

"Law" means any supranational, United States, Russian or foreign federal, national, state, regional or local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

"Lender" means Amatola Enterprises Limited, a Cypriot company.

"Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

"License" means any license(s), permit(s) or other authorization(s) necessary for a Person to lawfully own and operate its business, assets and properties or enter into and perform the Person's obligations under this Agreement; provided, that, Licenses of the Company and each Company Subsidiary shall include, without limitation, (i) Licenses for delivery of cable TV broadcasting services, telematic services and data transmission services, (ii) Licenses for construction engineering and construction services, (iii) Licenses for access to MFON and (iv) all other Licenses with the City of Moscow or any other Governmental Authority.

"Material Adverse Effect" means (i) any circumstance, development, change in, or effect on the Company, any Company Subsidiary or their businesses that, individually or in the aggregate with any other circumstances, developments, changes in, or effects on, the Company, any Company Subsidiary or their businesses is, or is reasonably expected to be, materially adverse to the business of the Company and the Company Subsidiaries, taken as a whole, or the financial condition, results of operations, assets or properties of the Company and the Company Subsidiaries, taken as a whole, and (ii) any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Company Subsidiaries, taken as a whole.

"MFON" means the Moscow Fiber Optic Network of COMCOR.

"Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

"Nasdaq National Market" has the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

"Occurrence" means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, assembly, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Company or any Company Subsidiary that results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

"Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or is reasonably expected to commence:  (a) liens for taxes, assessments and governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with US GAAP shall have been made therefor; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or other obligations of a like nature incurred in the ordinary course of business; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes; (e) Encumbrances permitted under any financing of the Company in place as of the date hereof; (f) purchase money security interests in supplier equipment, (g) Encumbrances under the (i) the Term Loan Facility and (ii) the Bridge Facility and (h) Encumbrances in connection with Conversion Offering Stock, subject to the limitations set forth in Section 5.1 hereof.

"Person" means any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

"Purchaser Directors" means Warren Mobley, David Van Volkenburg, Ivan Isakov, Andrew Intrater, and two additional Persons nominated by the Purchaser to be directors on the Board with one such additional Person being an Independent director.

"RAS" means accounting principles generally accepted in the Russian Federation and applied consistently throughout the periods involved.

"Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchaser, substantially in the form attached to this Agreement as Exhibit B.

"Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the SEC promulgated from time to time thereunder, all as the same shall be in effect at the time.

"Senior Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

"Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

"Strategic Services Agreement" means the Strategic Services Agreement on the provision of telecommunication services between COMCOR and COMCOR-TV, dated April 24, 2000, as amended.

"Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, whether disputed or not, imposed by any Governmental Authority or other Tax authority or arising under any Tax law or agreement, including, without limitation, any joint venture or partnership agreement.

"Tax Claim" means any claim arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement relating to Taxes.

"Tax Return" means any return, declaration, report, claim for refund, form, or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

"Term Loan Facility" means the $28,500,000 Term Loan Facility dated as of the date hereof among the Company, COMCOR-TV, the Lender and the other parties referred to therein.

"Transactions" means the transactions contemplated by this Agreement.

"US GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

SECTION 1.02.  Other Definitions

The meanings of the following terms can be found in the Sections of this Agreement indicated below:

Term	Section

Audited Financial Statements........................	3.05(d)
Bankruptcy Proceeding................................	3.07(b)
Blackout Period...........................................	5.01(d)
CCTV Licenses...........................................	6.03(c)
COMCOR-TV Board.................................	5.15(a)
COMCOR-TV Shareholder Meeting...........	5.15(a)
Closing........................................................	2.03
Closing Date................................................	2.03
COMCOR-TV Board.................................	5.15(a)
Company.....................................................	Preamble
Company Balance Sheet..............................	3.05(d)
Company Loss............................................	7.02(b)
Company Permits........................................	3.09(b)
Consulting Agreements.................................	5.12(b)
Employee....................................................	3.14(d)
Employment Agreements..............................	5.12(a)(i)
Exchange Act Reports.................................	3.05(a)
General Director..........................................	5.15
Improvements..............................................	3.13(d)
Indemnified Party.........................................	7.02(c)
Indemnifying Party.......................................	7.02(c)
Intellectual Property.....................................	3.12(a)
Interim Financial Statements.........................	3.05(d)
IRS.............................................................	3.14(b)
Lease..........................................................	3.13(c)
Leased Real Property..................................	3.13(a)
Loss............................................................	7.02(b)
Material Contracts.......................................	3.11(a)
New COMCOR-TV Board........................	5.15(a)
New MFON Agreement..............................	5.16
New Securities............................................	Recitals
Notice of Superior Proposal.........................	5.07(c)
Options Grant..............................................	5.12(c)
Owned Real Property..................................	3.13(a)
Proxy Statement..........................................	5.04(a)
Purchase Price.............................................	2.02
Purchaser....................................................	Preamble
Purchaser Loss............................................	7.02(a)
Real Property..............................................	3.13(a)
Representatives............................................	5.02(a)
Russian Antimonopoly Authority...................	3.04
Sarbanes-Oxley Act....................................	3.05(a)
Series B Preferred Stock.............................	Recitals
Services.......................................................	3.17(a)
Stockholders Meeting..................................	5.04(a)
Superior Proposal........................................	5.07(d)

Termination Fee...........................................	8.02(c)
Third Party Acquisition.................................	5.07(a)
Third Party Claims.......................................	7.02(c)
Voting Agreement........................................	5.10
Warrant Agreement.....................................	Recitals
Warrants.....................................................	Recitals

ARTICLE II

SALE AND PURCHASE

SECTION 2.01.  Sale of the New Securities. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall duly issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the New Securities.

SECTION 2.02.  Purchase Price. The purchase price to be paid by the Purchaser to the Company for the New Securities shall be $22,500,000 in cash (the "Purchase Price").

SECTION 2.03.  Closing.  The New Securities to be purchased by the Purchaser will be represented by one or more stock certificates evidencing shares of Series B Preferred Stock.  The Company will deliver the certificates evidencing the New Securities to the Purchaser against payment of the Purchase Price as hereinafter provided.  The delivery of and payment for the New Securities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP at 40 Bank Street, Canary Wharf, E14 5DS, at a time and on a date (the "Closing Date") to be specified by the parties, which shall be not less than one nor more than five (5) Business Days after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article VI hereof, unless another time, date or place is agreed to in writing by the parties hereto.

SECTION 2.04.  Closing Deliveries by the Company  At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(a)                newly issued certificate(s) for 4,500,000 shares of the Series B Preferred Stock, issued to and registered in the name of the Purchaser and evidencing the Series B Preferred Stock being purchased hereunder;

(b)                a receipt for the Purchase Price;

(c)                a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the
                    Board evidencing (i) its authorization of the execution and delivery of this Agreement and the consummation of the
                    Transactions (including the entering into the Warrant Agreement and the Registration Rights Agreement) and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware and the issuance of the New
                    Securities, and (ii) the Amended and Restated By-laws;

(d)                a copy of (i) the Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant
                    Secretary or other authorized officer of the Company, dated as of the Closing Date, stating that no amendments, other than the filing of the Certificate of Amendment, have been made to such Certificate of Incorporation since such date, and
                    (ii) the By-laws, certified by the Secretary or Assistant Secretary of the Company;

(e)                a good standing certificate for the Company from the Secretary of State of the State of Delaware dated as of a date not earlier than five Business Days prior to the Closing Date;

(f)                 a duly executed Warrant Agreement and a duly executed Warrant Certificate (as such term is defined in the Warrant
                    Agreement), representing the Warrants and issued to the Purchaser;

(g)                a duly executed Registration Rights Agreement;

(h)                evidence of the termination of the Voting Agreement satisfactory to the Purchaser;

(i)                 executed Employment Agreements and Consulting Agreements;

(j)                 a duly executed amendment to the 2003 Stock Option Plan of the Company with respect to the Options Grant and evidence, satisfactory to the Purchaser, that the Options Grant has been made;

(k)               duly executed Stock Option Agreements between the Company and Warren Mobley, Donald Miller-Jones, Charles
                    Roberts and Dr. Ali Ahmed Mohamed;

(l)                 a legal opinion from the Company's U.S. counsel with respect to such matters as set forth in Exhibit G attached to this
                    Agreement;

(m)               a legal opinion from the Company's Russian counsel with respect to such matters as set forth in Exhibit H attached to this
                    Agreement;

(n)                duly executed resignations of Louis Lubrano, Thomas McPartland, Sergey Mitrikov, Alexander Vladislavlev and Francis
                    E. Baker from the Board; and

(o)                an officer's certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying the satisfaction of the conditions set forth in Sections 6.03(a) and (e) hereof.

SECTION 2.05.  Closing Deliveries by the Purchaser.  At the Closing, the Purchaser shall deliver to the Company the items specified below:

(a)                a receipt acknowledging delivery by the Company of the stock certificates specified in Section 2.04(a);

(b)                a duly executed Warrant Agreement;

(c)                a duly executed Registration Rights Agreement; and

(d)                an officer's certificate of the Chief Executive Officer and Chief Financial Officer of the Purchaser certifying the satisfaction of the condition set forth in Section 6.02(a) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents, warrants and covenants to the Purchaser that the representations and warranties contained in this Article III are true, complete and correct as of the date of this Agreement and will be true, complete and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

SECTION 3.01.  Organization, Authority and Qualification of the Company and the Company Subsidiaries.  The Company and each Company Subsidiary is a corporation duly incorporated or organized, validly existing as a legal entity properly incorporated, organized, registered and existing, and in good standing (in jurisdictions recognizing the concept) under the laws of the jurisdiction of its incorporation, and the Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions (including entering into the Warrant Agreement and Registration Rights Agreement).  The Company and each Company Subsidiary is duly qualified to do business (and is in good standing in each jurisdiction that recognizes the concept) in which (x) it owns or leases properties or conducts any business or (y) such qualification is necessary, except where the failure to be so qualified or in good standing (with respect to jurisdictions recognizing the concept) in any such jurisdiction does not or would not subject the Company or the Company Subsidiary, as the case may be, to any material liability or disability.  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions (including entering into the Warrant Agreement and Registration Rights Agreement) have been duly authorized by all requisite action on the part of the Company (other than, with respect to the approval of this Agreement and the Transactions, by the requisite action of the holders of voting securities of the Company in accordance with Delaware General Corporation Law, the Certificate of Incorporation, the By-laws and Nasdaq listing requirements).  This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) rights to indemnification and contribution may be limited by public policy.  Neither the Company nor any Company Subsidiary is in violation of any of the provisions of their respective certificate of incorporation, by-laws or equivalent organizational documents.

SECTION 3.02.  Capital Stock of the Company and Company Subsidiaries; Ownership of the New Securities

(a)                As of the date hereof, the authorized capital stock of the Company consists of (x) 15,000,000 shares of Common Stock, of which (i) 8,575,962 shares are outstanding, (ii) 456,949 shares of Common Stock are reserved for issuance on conversion of the Series A Preferred Stock, (iii) 102,040 shares of Common Stock are reserved for issuance on conversion of the Convertible Debentures, (iv) 151,000 shares are reserved for issuance upon the exercise of stock options in the amounts and at the exercise prices set forth in Section 3.02(a)(iv) of the Disclosure Schedule and (v) 220,879 shares of Common Stock are reserved for issuance to COMCOR pursuant to the Stock Subscription Agreement dated May 28, 2003, effective April 1, 2003, as amended, between COMCOR and the Company; and (y) 800,000 shares of Series A Preferred Stock, of which 150,229 shares are issued and outstanding and designated as Series A Preferred Stock.  All of the outstanding shares of the Company's capital stock are duly and validly issued, fully paid and nonassessable.  None of the issued and outstanding shares of capital stock of the Company was issued in violation of any preemptive rights.  As of the date hereof, except as described above or as set forth in Section 3.02(a) of the Disclosure Schedule, there are no options, warrants, subscriptions, calls, convertible securities or debentures or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other equity interest in, the Company.  There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(b)                The New Securities and the Warrants have been duly and validly authorized by the Board and, upon consummation of the Closing, as contemplated hereby the New Securities and the Warrants purchased by the Purchaser (i) will be duly and validly issued, fully paid, nonassessable, and free from all Taxes and Encumbrances, (ii) will be issued in compliance with United States federal securities Laws and the securities Laws of other applicable jurisdictions and (iii) the issuance of the New Securities and the Warrants will not be subject to preemptive or other similar rights.  The Conversion Shares, if and when issued, (i) will be duly and validly issued, fully paid,  nonassessable, and free from all Taxes and Encumbrances, (ii) will be issued in compliance with United States federal securities Laws and the securities Laws of other applicable jurisdictions and (iii) the issuance of the Conversion Shares will not be subject to preemptive or other similar rights.

(c)                Exhibit C hereto contains a true and complete copy of the pro forma capitalization table as of the date hereof (the "Pro Forma Capitalization Table") of the Company, giving effect to consummation of the Transactions, including the entering into the Warrant Agreement.  Section 3.02(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made, to such securities and instruments as a result of the issuance of the New Securities and Warrants to the Purchaser.

(d)                Section 3.02(d) of the Disclosure Schedule sets forth (i) the name and jurisdiction of incorporation of each Company Subsidiary, (ii) each Company Subsidiary's authorized capital stock and the number of issued and outstanding shares of its capital stock and (iii) the record owner(s) of such shares.  All of the outstanding shares of capital stock of each Company Subsidiary that is a corporation are duly and validly issued, fully paid and nonassessable.  All of the outstanding shares of capital stock of, or other ownership interest in, each Company Subsidiary are owned, directly or indirectly, by the Company free and clear of any Encumbrances.  Except as set forth in Section 3.02(d) of the Disclosure Schedule, no Company Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company Subsidiary to issue, transfer or sell any securities of any Company Subsidiary.

(e)                Except for the Existing Agreements and the registration rights granted in the Stock Option Agreements, the Company has not granted and has not agreed to grant any demand or incidental registration rights to any Person other than rights to be granted to the Purchaser pursuant to the Registration Rights Agreement.

SECTION 3.03.  No Conflict.  Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.04, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any Company Subsidiary, (b) to the knowledge of the Company, conflict with or violate any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets, properties or businesses, (c) to the knowledge of the Company, violate, conflict with or result in the breach of any provision of any Company Permit, or (d) except as set forth in Section 3.03 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, License, franchise or other instrument, obligation or arrangement to which the Company or any Company Subsidiary is a party or by which any of its assets or properties is bound or affected.

SECTION 3.04.  Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement, or the consummation of the Transactions, by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) for the applicable requirements of the Exchange Act (for filing with the SEC of (a) the Proxy Statement and (b) such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), the Securities Act (in connection with the filing of a Form D with the SEC and the Registration Rights Agreement), state securities or "blue sky" laws, (ii) for filing of a supplemental listing application with Nasdaq, (iii) the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, and (iv) the approval of the Federal Antimonopoly Service of the Russian Federation ("Russian Antimonopoly Authority").

SECTION 3.05.  SEC Filings; Financial Statements; Nasdaq Listing.  (a)  The Annual Report on Form 10-K of the Company for the fiscal year ended February 29, 2004 has been made available to the Purchaser in connection with the offering of the New Securities.  All documents of the Company filed with the SEC pursuant to the Exchange Act are referred to herein as the "Exchange Act Reports".  The Exchange Act Reports, when they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.  The Exchange Act Reports did not, as of their respective dates, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has timely filed all reports and registration statements and made all filings required to be made with the SEC under the Exchange Act, the Securities Act or the applicable rules and regulations of the SEC thereunder, all of which complied when filed in all material respects with all applicable requirements of the Securities Act and/or the Sarbanes-Oxley Act of 2002 (with respect to the provisions of such act required to be complied with at the time such forms, reports and/or documents were required to be filed) and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act") and the statements contained in or accompanying the Company Annual Report on Form 10-K and Quarterly Reports on Forms 10-Qs in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act are true and correct.

(b)               Without limiting the generality of Section 3.05(a), (i) ZAO PricewaterhouseCoopers Audit has not resigned, or, to the knowledge of the Company, threatened to resign or been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act and (iii) no enforcement action has been initiated against the Company by the SEC relating to disclosures contained in any Company SEC Report.

(c)                The Company has in place the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act.  The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(d)                The audited consolidated balance sheets of the Company and its subsidiaries for the fiscal years ended as of February 29, 2004, February 28, 2003 and February 28, 2002 and the related audited consolidated statements of income, retained earnings, stockholders' equity and cash flow of the Company and the Company Subsidiaries together with all related notes and schedules thereto (the "Audited Financial Statements"), the unaudited consolidated balance sheet of the Company and its subsidiaries as of May 31, 2004, and the related unaudited consolidated statements of income, retained earnings, stockholders' equity and cash flow of the Company and its subsidiaries together with all related notes and schedules thereto (the "Interim Financial Statements"), all of which Audited Financial Statements and Interim Financial Statements are contained in the respective Exchange Act Reports, (i) were prepared in accordance with the books of account and other financial records of the Company and its subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of the Company and its subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with US GAAP applied on a basis consistent with the past practices of the Company and (iv) in case of the Interim Financial Statements, include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.  The balance sheet of the Company contained in its Annual Report on Form 10-K for the fiscal year ended February 29, 2004 is hereinafter referred to as the "Company Balance Sheet".

(e)                The Company is currently eligible to use Form S-3 under the Securities Act for registration of the sale by the Purchaser of the Registrable Securities (as such term is defined in the Registration Rights Agreement), and the Company has filed in the preceding twelve (12) months all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain eligibility to use Form S-3 under the Securities Act for the resale of the Registrable Securities.

(f)                 Set forth in Section 3.05(f) of the Disclosure Schedule is a complete list of all material amendments or modifications, that have not yet been filed with the SEC, to agreements, documents or other instruments that previously had been filed by the Company with the SEC (except as may be required with respect to the Transactions), pursuant to the Securities Act or the Exchange Act.  The Company has furnished to the Purchaser a complete and correct copy of all such documents.

(g)                The Common Stock is listed on the Nasdaq National Market.  The Company has no knowledge of any proceedings to revoke such listing.  The sales of New Securities and Warrants to the Purchaser in accordance with the terms of this Agreement and the Warrant Agreement will not violate any rules of the Nasdaq National Market or the National Association of Securities Dealers as in effect on the date hereof.

SECTION 3.06.  No Undisclosed Liabilities.  Except as specifically set forth in the financial statements of the Company included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred (x) in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Exchange Act Reports filed and publicly available prior to the date of this Agreement and (y) as a result of the performance by the Company of its obligations pursuant to the Transactions, neither the Company nor any of the Company Subsidiaries has any Liabilities required by US GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto.  All agreements related to Indebtedness (including, but not limited, to any loans, credit agreements, notes and indentures) to which the Company or any Company Subsidiary is a party have been filed with the Company's Exchange Act Reports or registration statements filed with the SEC under the Securities Act.

SECTION 3.07.  Absence of Certain Changes or Events.  (a)  Since the date of the Company Balance Sheet, except as contemplated by this Agreement, or disclosed in any Exchange Act Report filed after the date of the Company Balance Sheet and prior to the date hereof, the Company has conducted its business only in the ordinary course and in a manner consistent with past practices and there has not been any

                (i)                Material Adverse Effect;

                (ii)               change by the Company in its accounting methods, principles or policies, except as may be required by US
                                   GAAP;

                (iii)              change in the capital stock of the Company or any Company Subsidiary;

                (iv)              revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing-off of notes or accounts receivable), other than in the ordinary course of business consistent with past practices;

                (v)               except as set forth in Section 3.07(v) of the Disclosure Schedule, declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any optional redemption, purchase or other acquisition of any of its securities;

                (vi)              except as set forth in Section 3.07(vi) of the Disclosure Schedule, increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers or key employees of the Company or any
                                  Company Subsidiary, except in the ordinary course of business consistent with past practices;

                (vii)             amendment of any term of any outstanding security of the Company or any Company Subsidiary;

                (viii)            damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any Company Subsidiary;

                (ix)              incurrence, assumption or guarantee by the Company or any Company Subsidiary of any Indebtedness
                                   other than in the ordinary course of business and consistent with past practices;

                (x)               making of any loan, advance or capital contribution to or investment in any Person by the Company or any
                                   Company Subsidiary other than (A) loans, advances or capital contributions to or investments in any wholly owned Company Subsidiary, or (B) loans or advances to the Company by any Company Subsidiary;

                (xi)              (A) transactions, commitments, contracts or agreements entered into by the Company or any Company
                                   Subsidiary relating to any material disposition or acquisition of any assets or business or (B) modification, amendment, assignment, termination or relinquishment by the Company or any Company Subsidiary of any
                                   contract, License or other right, other than, in either case, transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practices and those contemplated by this
                                   Agreement;

                (xii)             amendment, alteration or repeal (by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation or the By-laws, that would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Purchaser as the holder of the Series B Preferred Stock, Warrants or
                                   Common Stock at the Closing or the rights of the Purchaser under this Agreement, other than the amendment to the Certificate of Incorporation by filing of the Certificate of Amendment and the Amended and Restated By-laws  as contemplated herein;

                (xiii)            creation of any new class of capital stock of the Company;

                (xiv)            reclassification of any of the Company's capital stock into shares that would have a preference over or on parity with the Series B Preferred Stock;

                (xv)             sale of (or an agreement to sell) Core Business Assets of the Company or any Company Subsidiary, or any
                                   merger, consolidation or combination of the Company or any Company Subsidiary with another entity;

                (xvi)            increase in the authorized number of shares of Common Stock or shares of preferred stock of the
                                   Company;

                (xvii)           increase in the authorized number of shares of or issuance of any additional Series A Preferred Stock;

                (xviii)          initiation of a voluntary liquidation, dissolution or winding up of the Company or of any Company Subsidiary;

                (xix)           commencement of any tender or exchange offer or redemption involving the Company's equity securities or any security convertible into, exchangeable for, or otherwise giving the holder thereof the right to obtain, equity securities of the Company; or

                (xx)            any amendment to a Material Contract or Company Permit.

(b)               Neither the Company nor any Company Subsidiary has made a general assignment for the benefit of creditors, and no proceeding (a "Bankruptcy Proceeding") has been instituted by or against the Company or any Company Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

SECTION 3.08.  Litigation.  Except as set forth in Section 3.08 of the Disclosure Schedule, there are no material Actions by or against the Company or any Company Subsidiary or affecting any of the assets of the Company or any of the Company Subsidiaries, pending before any Governmental Authority or, to the knowledge of the Company, threatened or contemplated to be brought by or before any Governmental Authority.  None of the Company, the Company Subsidiaries or any of the assets of the Company or the Company Subsidiaries is subject to any Governmental Order (or, to the knowledge of the Company, are there any such Governmental Orders threatened or contemplated to be imposed by any Governmental Authority) which has, has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.09.  Compliance with Laws.  (a)   Neither the Company nor any Company Subsidiary is in default or violation of any Law or Governmental Order.

(b)               (i) Except as set forth in Section 3.09(b) of the Disclosure Schedule, the Company and each Company Subsidiary are in possession of all material franchises, grants, authorizations, Licenses, memoranda of understanding, agreements, easements, variances, exceptions, consents, certificates, approvals and orders of or with any Governmental Authority (the "Company Permits") necessary or required for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, which are set forth in Section 3.09(b) of the Disclosure Schedule, and the Company Permits are in full force and effect, are not subject to any unusual or onerous conditions and have been complied with in all material respects, (ii) no suspension or cancellation or revocation of any of the Company Permits is pending or, to the knowledge of the Company, threatened nor has any of the Company Permits expired and, with respect to any such Company Permit which will expire prior to the Closing Date, the Company is not aware of any circumstance which would reasonably be expected to cause such Company Permit not to be renewed or extended upon expiration and (iii) neither the Company nor any Company Subsidiary is in default under any Company Permit. The Company has provided the Purchaser with complete and accurate copies of all Company Permits, including any amendments, supplements and extensions thereto, and with all written correspondence between the Company or any Company Subsidiary and a Governmental Authority with respect to any Company Permit.

SECTION 3.10.  Environmental Matters.  Except as set forth in Section 3.10 of the Disclosure Schedule:

(a)               the Company and the Company Subsidiaries (i) are and have been in compliance with all applicable Environmental Laws, (ii) hold all necessary Environmental Permits and (iii) are and have been in compliance with their respective Environmental Permits;

(b)               neither the Company nor any Company Subsidiary has received any notice of alleged violation of Environmental Law or written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA, or any similar Law of any country, state, province, municipality, locality or any other jurisdiction;

(c)               neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto, and, to the knowledge of Company, no condition, including, without limitation, the Release of Hazardous Materials, exists on any property currently or formerly owned or operated by the Company that is reasonably likely to lead to such investigation, litigation or proceeding or to require investigation or remediation pursuant to applicable Environmental Law;

(d)               none of the real property currently or formerly owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the Russian or any other jurisdiction requiring investigation or cleanup; and

(e)               the Purchaser has been provided access to all reports in the Company's possession or control assessing the environmental condition of the Company's and the Company Subsidiaries current and former properties.

SECTION 3.11.  Material Contracts

(a)               Section 3.11(a) of the Disclosure Schedule sets forth a complete list of all contracts, agreements, notes, bonds, mortgages, franchise agreements, subcontractor agreements, purchase commitments for network equipment, software technical development and support agreements, television content agreements, guarantees, leases, security agreements and commitments, including all amendments and modifications thereto, to which the Company or any Company Subsidiary is a party that are material to the Company and the Company Subsidiaries, taken as a whole (together, "Material Contracts"). The Company has provided the Purchaser with complete and accurate copies of all Material Contracts, including any amendments, supplements and extensions thereto, and with all written correspondence between the Company or any Company Subsidiary and any party to a Material Contract.

(b)               Each Material Contract (i) is valid and binding on the Company or the Company Subsidiary that is a party thereto, as the case may be, and is in full force and effect and (ii) upon consummation of the Transactions shall continue in full force and effect without penalty or other adverse consequence.

(c)               (i) neither the Company nor any Company Subsidiary is in breach of, or default under, any Material Contract and (ii) to the knowledge of the Company, no other party to any Material Contract is in breach thereof or default thereunder.

(d)               Except as set forth in Section 3.11(d) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any voting trust, proxy, agreement with respect to the voting of any capital stock of Company or any Company Subsidiary.

SECTION 3.12.  Intellectual Property; Company Systems

(a)               Neither the Company nor any Company Subsidiary owns any trademark, trade name, patent, service mark, brand mark, brand name, industrial design and copyright (collectively, the "Intellectual Property").  All of the Intellectual Property used by the Company is used pursuant to a valid License by the Company or the Company Subsidiaries free and clear of any and all Encumbrances, and the Company or one of the Company Subsidiaries has good, marketable and exclusive title to or license for, and the valid right to use all of the Intellectual Property.  Neither the Company nor any of the Company Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any claim, lawsuit, demand, proceeding or investigation involving any such matters or the Intellectual Property or otherwise knows that any of the Intellectual Property is invalid or conflicts with the rights of any third party.

(b)               Each of the Company and each Company Subsidiary has a right to use all Intellectual Property used in the operation of its business as presently conducted.

(c)               Each of the Company and each Company Subsidiary has a valid License to use all Company Systems.

(d)               The Company Systems have been maintained in accordance with good business practice, are in good operating condition and repair and are suitable for the purposes for which they are used and intended.  Except as set forth in Section 3.12(d) of the Disclosure Schedule, the Company has no commitments to purchase any Company Systems.

SECTION 3.13.  Title to Properties; Absence of Encumbrances.  (a)  Section 3.13(a) of the Disclosure Schedule lists the material real property interests owned by the Company and the Company Subsidiaries (the "Owned Real Property") and lists all leases relating to material real property to which the Company or any Company Subsidiary is a party as a lessee (the "Leased Real Property," and together with the Owned Real Property, the "Real Property").  All leases for Leased Real Property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

(b)               Each of the Company and the Company Subsidiaries has good and marketable fee title to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the respective business of the Company and each Company Subsidiary as currently conducted, free and clear of any Encumbrances.

(c)               Section 3.13(c) of the Disclosure Schedule sets forth all material leases, subleases and other agreements (each, a "Lease" and collectively, the "Leases") granting to any Person or entity other than the Company or any Company Subsidiary any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof.  Each such Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant thereunder are current, no notice of default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of the Company or any Company Subsidiary or, to the knowledge of the Company, the tenant, exists under any Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time, or both, would constitute such a default or termination event or condition.  Except as set forth in Section 3.13(c) of the Disclosure Schedule, the Company or any Company Subsidiary may terminate any Lease without incurring any penalty, charge, cost or expense in connection with such termination and without being in default of any such Lease.

(d)               To the knowledge of the Company, all components of all buildings, structures, fixtures, facilities and other improvements in, on or within the Real Property (the "Improvements") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice.

(e)               The Company and each Company Subsidiary has not received notice of and, to the knowledge of the Company, there is no pending, threatened or contemplated condemnation proceeding, action or Governmental Order affecting the Real Property or any part thereof, nor any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.  No portion of the Real Property has suffered any material damage by fire, flood or other casualty that has not heretofore been completely repaired and restored.

SECTION 3.14.  Employee Benefit Matters; Labor Matters  (a)  Each Benefit Plan has been operated in material compliance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Code.  Each of the Company and the Company Subsidiaries has performed all obligations required to be performed by it under, and is not in any respect in default under or in violation of, any Benefit Plan.  No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course).

(b)               Except as set forth in Section 3.14(b) of the Disclosure Schedule, each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (or a similar provision under the applicable Law in a foreign jurisdiction) has received a favorable determination letter from the Internal Revenue Service (the "IRS") or other applicable Governmental Authority and each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS or other applicable Governmental Authority that it is so exempt and, to the knowledge of the Company, nothing has occurred since the date of such letter that has or is reasonably likely to adversely affect such qualification or exemption.

(c)               Neither the Company, any Company Subsidiary nor any ERISA Affiliate has, within the last six years, sponsored or made contributions to or had any obligations, whether absolute or contingent, direct or indirect, under any Benefit Plan subject to Title IV of ERISA, and the Company has not incurred, nor could it reasonably be expected to incur, any Liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any Liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any (A) "Multiemployer Plan" (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (B) single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA.

(d)               The execution of, and consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events, other than the Strategic Acquisition) (i) constitute an event under any Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company or a Company Subsidiary (an "Employee"); or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Benefit Plan.  No payment or benefit which will or may be made by the Company, the Purchaser or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

(e)               Except as set forth in Section 3.14(e) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any obligation to provide, or has any direct or indirect liability, whether contingent or otherwise, with respect to the post-termination provision of health or death benefits to any employee or former employee, except as may be required pursuant to Section 4980B of the Code (or a similar provision under the applicable Law in a foreign jurisdiction) and the costs of which are fully paid by such former employees.

(f)                Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary.  To the knowledge of the Company, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which may interfere with the respective business activities of the Company or any Company Subsidiary.  To the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has violated any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor-related matters or committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the United States National Labor Relations Board or a similar Governmental Authority in a foreign jurisdiction or any comparable state agency pending or threatened in writing.

(g)               The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

SECTION 3.15.  Insurance.

Set forth in Section 3.15 of the Disclosure Schedule is a complete list of all policies or binders of fire, liability, workmen's compensation, vehicular, life or directors' and officers' insurance held by the Company or the Company Subsidiaries or other types of policies customary for the industry in which the businesses of the Company and the Company Subsidiaries are operated are in full force and effect, except as set forth in Section 3.15 of the Disclosure Schedule.  Neither the Company nor any Company Subsidiary is in default with respect to any provision contained in any such policy or binder and neither has failed to give any notice or present any claim under such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder.  Neither the Company nor any Company Subsidiary has received a notice of cancellation or non-renewal of any such policy or binder.  The Company has not received notice of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

SECTION 3.16.  Taxes. (a)  (i) The Company and each Company Subsidiary has timely filed or caused to be filed, or has properly filed extensions for, all income and other Tax Returns that are required to be filed and has paid or caused to be paid within the time and manner prescribed by Law all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due, except any Tax the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with US GAAP (or RAS as applicable to the Russian Company Subsidiaries), have been set aside; (ii) such Tax Returns are true, correct, adequate and complete in all material respects; (iii) the Company has paid or caused to be paid, or has established reserves in accordance with US GAAP, for all Tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes); and (iv) no additional Tax assessment against the Company or any Company Subsidiary has been heretofore proposed by any Governmental Authority or Tax authority for which provision deemed adequate by the Company in accordance with US GAAP has not been made on such Company's or Company Subsidiary's balance sheet.

(b)               With respect to all income and other Tax Returns of the Company and the Company Subsidiaries, (i) except as set forth in Section 3.16(b) of the Disclosure Schedule, no audit is pending, threatened or in progress and no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax and (ii) there is no unassessed deficiency proposed or threatened against the Company or any of the Company Subsidiaries.

(c)               The provision for Taxes of the Company as shown on the Company Balance Sheet is adequate for Taxes due and accrued as of the Company Balance Sheet date.

(d)               The Company knows of no change in the rates or basis of assessment of any Tax of the Company and the Company Subsidiaries.

(e)               The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(f)                Except as set forth in Section 3.16(f) of the Disclosure Schedule, the Company does not conduct a trade or business, or otherwise maintain a permanent establishment, in any jurisdiction outside the United States.  No Company Subsidiary that is a "controlled foreign corporation" as such term is defined in Section 957 of the Code has an investment in "United States property" as such term is defined in Section 956 of the Code.

(g)               None of the Company or any Company Subsidiary has received notice from any taxing authority in a jurisdiction in which it does not file Tax Returns or pay Taxes, that such entity may be subject to Tax in such jurisdiction.

(h)               Each of the Company and the Company Subsidiaries has properly withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, independent contractor, creditor or other third party.

(i)                None of the Company or any Company Subsidiary is a party to any Tax sharing, indemnification or allocation agreement.  None of the Company or any Company Subsidiary is liable for the Taxes of another party, as transferee or successor, by contract or otherwise, including pursuant to Treasury Regulation Section 1.1502-6 and any similar provision under state, local or foreign Tax laws.

SECTION 3.17.  MFON; HFC

(a)                The MFON is suitable for the transmission of all signals, including voice, video and data to CCTV, allowing CCTV to provide cable television, high speed data and Internet access services, as well as IP telephony (the "Services"), to all households and businesses connected to the COMCOR-TV network in the "Strategic Operating Area" and "Adjacent Area", as such terms are defined in Strategic Services Agreement.  A true, correct and complete copy of the Strategic Services Agreement and all the amendments thereto as in effect as of the date hereof is attached to this Agreement as Exhibit F.

(b)               COMCOR-TV is licensed to provide the Services to at least 1,500,000 customers in Moscow, the Russian Federation.  The MFON has sufficient capacity to provide normal Services, as currently supplied, to COMCOR-TV's existing network of 198,000 homes passed.

(c)                COMCOR-TV is in compliance with all terms and conditions of the Strategic Services Agreement and its records and billing statements related to the management of the COMCOR-TV network in connection with the Strategic Services Agreement are complete, correct and up to date.

(d)               As of June 30, 2004 COMCOR-TV has contracts to provide the Services to at least 60,953 terrestrial subscribers, at least 14,093 Internet subscribers and at least 7,803 pay TV subscribers in at least 196,944 homes passed network.

(e)                As of June 30, 2004 de-activated subscribers as a percent of total reported subscribers were 0.8% for terrestrial subscribers, 28.1% for cable television subscribers and 25.3% for Internet subscribers.  To the knowledge of the Company, there is no material number of subscribers intending to de-activate their Services as of a point in time in excess of the usual annual termination rate of 10% for terrestrial subscribers, 40% for cable television subscribers and 60% for Internet subscribers.

(f)                 COMCOR-TV's hybrid fiber coaxial (HFC) network has bandwidth capacity of between 5-65 megahertz for return channel and of between 85-862 megahertz for forward channel and can accommodate (i) both digital and analog transmission, (ii) interactive TV through the return path and (iii) high speed data traffic up to 1,024 Mb/sec.

SECTION 3.18.  Products Liability.  Except as set forth in Section 3.18(a) of the Disclosure Schedule, during the 5-year period preceding the date of this Agreement there has been no Action against or involving the Company or any Company Subsidiary or relating to any product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Company or any Company Subsidiary relating to or resulting from an alleged defect in design, manufacture, assembly, materials or workmanship of any product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Company or any Company Subsidiary or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the knowledge of the Company, none has been threatened nor is there any valid basis for such Action.

(b)                Except as set forth in Section 3.18(b) of the Disclosure Schedule, the Company has no knowledge of any Occurrences with respect to any product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Company or any Company Subsidiary.

SECTION 3.19.  Brokers.  Except for Francis E. Baker, Vitaly Spassky and Aton LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.  The Company is solely responsible for the fees and expenses of Francis E. Baker, Vitaly Spassky and Aton LLC.  The total fees and expenses paid or to be paid by the Company to Francis E. Baker for any finder's or other fee or commission in connection with the Transactions will not exceed $200,000 and receipt of stock appreciation rights related to 25,000 shares of Common Stock at a base price of $6.67 per share, in accordance with the terms and conditions set forth in the Consulting Agreement dated May 11, 2004, between the Company and Francis E. Baker, as amended.  The total fees and expenses to be paid by the Company to Vitaly Spassky for any finders' or other fee or commission in connection with the Transactions will not exceed $25,000.  The total fees and expenses paid or to be paid by the Company to Aton LLC for delivery of its opinion and for any other fee or commission in connection with the Transactions will not exceed $115,000.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As an inducement to the Company to enter into this Agreement, the Purchaser hereby represents, warrants and covenants to the Company that the representations and warranties contained in this Article IV are true, complete and correct as of the date of this

Agreement and will be true, complete and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

SECTION 4.01.  Organization and Authority of the Purchaser.  The Purchaser is a company duly organized, validly existing and in good standing under the laws of the Bahamas.  The Purchaser has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions (including entering into the Warrant Agreement and the Registration Rights Agreement).  The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the Transactions (including entering into the Warrant Agreement and the Registration Rights Agreement) have been duly authorized by all requisite action on the part of the Purchaser.  This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

SECTION 4.02.  No Conflict.   Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03 and except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by the Purchaser does not (a) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (b) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent or waiver under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, License, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected.

SECTION 4.03.  Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by the Purchaser does not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except for (i) the applicable requirements of the Exchange Act (for filing with the SEC of (a) the Proxy Statement and (b) such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), and the Securities Act (in connection with the filing of a Form D with the SEC and the Registration Rights Agreement), (ii) the approval of the Russian Antimonopoly Authority and (iii) for such other consents, waivers, approvals, authorizations, orders, actions, filings or notifications, which if not obtained or made would not be reasonably likely to affect performance by the Purchaser of its obligations hereunder or the consummation of the Transactions.

SECTION 4.04.  Investment Purpose.  The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and is acquiring the New Securities for investment, for its own account, and not with a view to, or for sale in connection with, any distribution.

SECTION 4.05.  Financing.  The Purchaser has available (through cash on hand, credit arrangements or otherwise) all the funds necessary for the performance of all of its obligations under this Agreement, the Bridge Facility and the Term Loan Facility.

SECTION 4.06.  Status of New Securities; Limitations on Transfer and Other Restrictions.  The Purchaser hereby acknowledges and agrees with the Company that the New Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to registration under, or to an exemption from, the registration requirements of the Securities Act and that the certificates evidencing the New Securities will bear a legend to that effect.  The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the New Securities or the Conversion Shares, other than (i) pursuant to a Registration Rights Agreement, (ii) pursuant to Rule 144 under the Securities Act, (iii) pursuant to any transaction that does not require registration under the Securities Act, (iv) any such arrangements with an Affiliate of the Purchaser or (v) with the prior written consent of the Company.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business by the Company Pending the Closing.  During the period from the date hereof to the Closing Date the Company will and will cause each of its Subsidiaries (i) to conduct its operations in the ordinary course of business consistent with past practice and (ii) to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, vendors, contractors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Closing Date.  The Company agrees that it shall not, directly or indirectly, and it will cause each of its Subsidiaries not to, between the date of this Agreement and the Closing Date, except as specifically contemplated by any other provision of this Agreement, unless the Purchaser shall otherwise consent in writing:

(a)                take any action which would (i) be reasonably likely to result in the circumstances described in clauses (i) through (xx) of Section 3.07(a) or (ii) affect the rights of the Purchaser under the Certificate of Amendment, assuming for purposes of this clause (ii) that the Closing had occurred, it being understood that the actions permitted by, and in accordance with, Section 5.01(d) shall not be deemed to materially affect such rights of the Purchaser;

(b)                take any action to cause the Company's representations and warranties set forth in Article III to be untrue;

(c)                agree to take any of the actions described in Sections 5.01(a) and (b) above;

(d)                except as set forth in Section 5.01(d) of the Disclosure Schedule, from the date hereof and prior to the Closing Date (the "Blackout Period"), issue or sell any equity securities or securities exercisable or convertible into equity securities of the Company or any Company Subsidiary, other than (i) issuances of Common Stock upon the exercise of stock options outstanding as of the date hereof, issuances of stock options in the ordinary course of business consistent with past practice pursuant to stock option plans and employee benefit schemes existing as of the date hereof and issuances of Common Stock upon exercise of such stock options and (ii) issuances of Common Stock on conversion of any Series A Preferred Stock or Convertible Debentures outstanding as of the date hereof; or

(e)                acquire or subscribe for shares or securities in any company or acquire any business or invest in any joint venture, in each case other than acquisitions or subscriptions for shares or securities in connection with a Conversion Offering to the extent that the aggregate price of all such acquisitions or subscriptions by the Company and any of its Subsidiaries does not exceed $1,000,000 (without taking into account the price of any acquisition or subscription of such further shares or securities within 30 days of the relevant Conversion Offering purchased solely using the proceeds of sale of the same class of shares or securities acquired or subscribed in such Conversion Offering);

provided, however, that between the date of this Agreement and the Closing Date the Company shall be permitted to sell, lease, transfer or otherwise dispose of any sale of Conversion Offering Stock permitted under Section 5.01(e) to the extent that the aggregate sale price of all such stock sold does not exceed $1,000,000.

SECTION 5.02.  Access to Information.  (a)  From the date of this Agreement to the Closing Date, the Company shall, and shall cause the Company Subsidiaries to:  (i) provide to the Purchaser (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents of the Company and Company Subsidiaries, to the properties, offices and other facilities of the Company and Company Subsidiaries and to the books and records thereof, including, without limitation, access to perform environmental assessments and sampling and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as the Purchaser or its Representatives may reasonably request.

(b)               At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and prior to two years from the Closing Date, the Company shall, for the benefit of the holders from time to time of the New Securities, furnish at its expense, upon request, to the Purchaser information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

(c)               The Company agrees to make available to the Purchaser as soon as practicable after the end of each fiscal year, and in any event within the time period within which the Company is or would be required to file its annual report on Form 10-K with the SEC, an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and the Company Subsidiaries on a consolidated basis certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Closing Date), and in any event within the time period within which the Company is or would be required to file its quarterly reports on Form 10-Q with the SEC, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail in accordance with past practice.

(d)               So long as after the Closing the Purchaser or any Affiliate of the Purchaser is a holder of at least 5% of Diluted Shares, the Company shall make available to the Purchaser copies of all reports or other communications (financial or other) furnished to shareholders and members of the Board, and to make available to the Purchaser (i) as soon as they are generally available, copies of any reports and financial statements furnished to or filed or required to be filed with the SEC or any securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Company Subsidiaries are consolidated in reports furnished to its shareholders generally or to the SEC).

SECTION 5.03.  Public Announcements.  The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by the Purchaser and the Company.  Thereafter, unless otherwise required by applicable Law or the requirements of the Nasdaq or any stock exchange, neither the Purchaser nor the Company shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the Warrant Agreement, the Registration Rights Agreements or the transactions contemplated hereby and thereby, without the prior consent of the other party hereto, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 5.04.  Company's Action.  (a)  To the extent required by any applicable Law or requirements of Nasdaq or any stock exchange, as soon as practicable after the date hereof, the Company shall prepare and file with the SEC a proxy statement in connection with the Transactions (such proxy statement, together with any amendments or supplements thereto, in the form mailed to the Company stockholders, being a "Proxy Statement").  The Proxy Statement shall not, at the date such Proxy Statement is first mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  All documents that the Company will file with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.  The Company shall promptly after the date hereof take all action necessary in accordance with the Delaware General Corporation Law and the Certificate of Incorporation and By-laws to convene a stockholders meetings (the "Stockholders Meeting") to vote on the issuance of the New Securities to the Purchaser, the granting of the Warrants to the Purchaser, the Certificate of Amendment, the amendment to the 2003 Stock Option Plan of the Company and other matters related to the Transactions, which shall be held as promptly as practicable after the date hereof.  The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the matters specified in the previous sentence to be voted on at the stockholders meeting.  The Company shall use its best efforts to ensure that the Proxy Statement includes the unconditional recommendation of the Board in favor of the transactions to be voted on at the stockholders meeting.  The Company shall provide to the Purchaser and its Representatives drafts of any materials to be filed with the SEC or mailed to the Company's stockholders and, prior to submitting or filing such materials with the SEC, shall accept reasonable comments from the Purchaser and its Representatives.

(b)               The Company shall file the Certificate of Amendment with the Secretary of State of the State of Delaware prior to the Closing Date.

SECTION 5.05.  Use of Proceeds.  The Company shall use the Purchase Price solely for purposes of general working capital, acquisitions and the build-out of the COMCOR-TV franchise.

SECTION 5.06.  Certain Costs and Expenses

(a)                The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following:  (i) the cost of producing and filing with the SEC of this Agreement, the Warrant Agreement, the Registration Rights Agreement, the Proxy Statement, closing documents (including any compilations thereof) and any other documents in connection with the purchase, sale and delivery of the New Securities; (ii) the cost of preparing the stock certificates for the New Securities and the Warrant Certificate for the Warrants, (iii) the cost of filing the Certificate of Amendment with the Secretary of State of the State of Delaware, (iv) the costs and expenses related to the Stockholders Meeting and (v) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 5.06.

(b)               On the Closing Date, the Company will reimburse the Purchaser for all of the reasonable costs and expenses (including legal fees) incurred by the Purchaser in connection with the preparation and negotiation of this Agreement and related agreements and the consummation of the Transactions, including, without limitation, for the fees and expenses of employing Warren Mobley, Donald Miller-Jones, Charles Roberts and Dr. Ali Mohamed Ahmed as consultants in connection with the Transactions prior to the Closing Date.

SECTION 5.07.  No Shop

(a)                Except as otherwise contemplated herein, in consideration for the Purchaser committing resources and incurring legal and other expenses in connection with this Agreement, the Company shall not and shall procure that no Company Subsidiary, nor shall any of the Company's or any Company Subsidiary's directors, officers, advisers, employees or agents, directly or indirectly, solicit, initiate, discuss or facilitate the consideration of any proposal, offer or approach from any Person other than the Purchaser or provide any information relating to the sale and purchase of or enter into any transaction or a series of transactions in connection with  (a) the issuance, sale or transfer to any Person or grant to any Person of a right to acquire any shares of capital stock or options, warrants or similar instrument or any other security convertible or exchangeable for shares of capital stock of the Company or any Company Subsidiary (other than (i) through exercise of any options outstanding on the date hereof and other than issuance of options to the employees or directors of the Company and the Company Subsidiaries pursuant to Benefit Plans existing on the date hereof, or (ii) on conversion of Series A Preferred Stock or the Convertible Debentures), (b) an acquisition (either in an asset or stock purchase transaction) of Core Business Assets, (c) a sale or transfer (either in an asset or stock purchase transaction) of any of the Company's Core Business Assets or (d) sale of (or an agreement to sell) the Company or any Company Subsidiary, or any merger, consolidation or combination of the Company or any Company Subsidiary with another entity ("Third Party Acquisition").

(b)               The Company shall promptly (and in any event within one Business Day after becoming aware thereof) (i) notify the Purchaser in the event the Company or any Company Subsidiary or any of their respective Affiliates, officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such Person or group (or its representatives) and (iii) advise the Purchaser from time to time of the status, at any time upon the Purchaser's request, and promptly following any developments concerning the same.

(c)                Except as set forth in this Section 5.07(c), the Company Board shall not withdraw or modify its recommendation of the Transactions or approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition.  Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the Transactions or approve or recommend a Superior Proposal, but in each case only (i) after receiving a Superior Proposal and providing written notice thereof to the Purchaser ("Notice of Superior Proposal"), specifying the material terms and conditions of such Superior Proposal and identifying the Person or group making such Superior Proposal and (ii) if the Purchaser does not, within five (5) Business Days after the Purchaser's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (following and based, as to the financial terms, on the written advice of the financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to Section 8.01(d) and the Company has paid all amounts due to the Purchaser pursuant to Section 8.02(b).  Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties will not constitute a violation of this Agreement; provided, however, that such disclosure does not state that any action will be taken by the Company Board in violation of this Agreement.

(d)               For purposes of this Agreement, a "Superior Proposal" means a bona fide proposal for a Third Party Acquisition that is (i) fully-financed, (ii) contains terms that the Company Board by a majority vote determines in its good faith judgment (following and based, as to the financial terms, on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Transactions, (iii) that the Company Board by a majority vote determines in its good faith judgment (following and based, as to the financial terms, on the written advice of a financial advisor of nationally recognized reputation) to be capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal), (iv) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter proposal that the Purchaser might make and (v) that does not contain any financing or "due diligence" condition.

SECTION 5.08.  Other Registration Rights.  Except for the Existing Agreements and the registration rights granted in the Stock Option Agreements, the Company will not grant or agree to grant any demand or incidental registration rights to any Person other than rights to be granted to the Purchaser pursuant to the Registration Rights Agreement.

SECTION 5.09.  Takeover Statutes.  The Board has taken appropriate action so that the provisions of the Business Combination Statute will not, prior to the termination of this Agreement, apply to the Purchaser or any Person who as of the date hereof is an Affiliate of the Purchaser.

SECTION 5.10.  Termination of Voting Agreement.   The Company shall terminate and shall use its best efforts to cause COMCOR, Oliver Grace, Jr. and Francis E. Baker to terminate the Voting Agreement date February 23, 2004 among the Company, COMCOR, Oliver Grace, Jr. and Francis E. Baker (the "Voting Agreement"), effective as of the Closing Date.

SECTION 5.11.  Further Action; Consents; Filings.

(a)                Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, (ii) obtain from Governmental Authorities and any third parties, as may be necessary, any consents, Licenses, permits, waivers, approvals, authorizations, orders or estoppel certificates required to be obtained or made by the Purchaser or the Company or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions that are required under any applicable Law.  The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

(b)               The Company shall promptly deliver to the Purchaser or an Affiliate thereof (as applicable), and in any event no later than three (3) Business Days following receipt thereof, copies of all correspondence, filings and any other submissions with any Governmental Authority, in connection with the process of renewing the CCTV Licenses.

(c)                Upon request by the Purchaser, the Company shall deliver to the Purchaser or an Affiliate thereof (as applicable) within 30 days after such request a valid statement described in Treasury Regulation section 1.897-2(g)(1)(ii) and comply with the notice requirements in Treasury Regulation section 1.897-2(h).

SECTION 5.12.  Agreements with Warren Mobley, Donald Miller-Jones, Charles Roberts and Dr. Ali Mohamed Ahmed

(a)                Effective as of the Closing:

(i)                 The Company shall enter into employment agreements (the "Employment Agreements") with the following individuals effective as of the Closing: (x) Warren Mobley, as Chief Executive Officer of the Company; and (y) Donald Miller-Jones, as Chief Financial Officer of the Company.  The form of each such Employment Agreement shall be attached as Exhibit D-1 and Exhibit D-2, respectively, to this Agreement.

(ii)                The Company shall provide coverage for Messrs. Mobley and Miller-Jones under the Company's directors' and officers' insurance (or if the Company does not have any directors' and officers' insurance it shall obtain and maintain such insurance) and shall indemnify, defend and hold harmless to the fullest extent permitted under Law, to the extent not covered by insurance, Messrs. Mobley and Miller-Jones against all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising out of the fact that any such Person is or was an officer of director of the Company or any Company Subsidiary.

(b)               Effective as of the Closing, the Company shall enter into consulting agreements (the "Consulting Agreements") with the following individuals: (i) Charles Roberts, with respect to network operations consulting services, and (ii) Dr. Ali Mohamed Ahmed, with respect to network technology consulting services. The form of each such Consulting Agreement shall be attached as Exhibit E-1 and Exhibit E-2, respectively, to this Agreement.

(c)                Effective as of the Closing, the Company shall award 1,161,050 options under the 2003 Stock Option Plan of the Company, representing approximately 5% of the Company's Diluted Shares (the "Options Grant") as follows: 406,368 options to Warren Mobley, 406,367 options to Donald Miller-Jones, 232,210 options to Charles Roberts and 116,105 options to Dr. Ali Mohamed Ahmed.

SECTION 5.13.  Reporting Status; Nasdaq Listing

(a)                So long as the Purchaser owns any shares of Common Stock, Series B Preferred Stock or Warrants, which collectively account for at least 5% of the Diluted Shares, the Company shall timely file, or seek permissible extensions for filing, all reports required to be filed with the SEC pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(b)               So long as the Purchaser owns any shares of Common Stock, Series B Preferred Stock or Warrants, which collectively account for at least 5% of the Diluted Shares, the Company shall use reasonable efforts such that the Common Stock will be continue to be quoted on Nasdaq, or on any other principal securities exchanges and markets, if any, on which shares of Common Stock are then listed, and shall comply in all respects with the reporting, filing and other obligations of the bylaws or rules of the National Association of Securities Dealers or such other principal securities exchange or market on which shares of Common Stock are then listed.  Upon conversion in whole or in part of the Series B Preferred Stock by the Purchaser, the Company shall use its best efforts to cause the shares of Common Stock into which such shares of Series B Preferred Stock shall be converted to be approved for listing on Nasdaq.

SECTION 5.14.  Corporate Governance

(a)                The Company shall use its best efforts to cause the Board to appoint the Purchaser Directors and the COMCOR Director to the Board, effective as of the Closing Date.  Following such appointment, the Company shall use its best efforts to support the election of the Purchaser Directors and the COMCOR Director to the Board at the next annual general meeting of stockholders of the Company.  The Company shall obtain the resignations of Francis E. Baker, Louis A. Lubrano, Thomas McPartland, Sergey Mitrikov and Alexander Vladislavlev from the Board, effective as of the Closing Date; provided, however, that the Company shall or shall use its best efforts to cause the Board to appoint Francis E. Baker as an observer to the Board for a two-year period or as otherwise mutually agreed by the Parties and shall reimburse Francis E. Baker for the reasonable, documented travel-related costs and expenses that he incurs in connection with his attendance at Board meetings, subject to the discretion of the Board exercising its fiduciary and other duties and rights under applicable Law.

(b)               The Company shall use its best efforts to cause the Board to appoint Andrew Intrater as the Chairman of the Board, effective as of the Closing Date.

(c)                For so long as the Purchaser holds at least 10% of the outstanding shares of Common Stock, the Board shall use its best efforts (i) to appoint as Chairman of the Board a Person nominated by the Purchaser for such position and (ii) to appoint to each committee of the Board at least one Director who has been nominated to the Board by the Purchaser.

SECTION 5.15.  COMCOR-TV Corporate Governance

(a)                The Company shall take all necessary action to call an extraordinary meeting of the shareholders of COMCOR-TV on the Closing Date (the "COMCOR-TV Shareholder Meeting").  At the COMCOR-TV Shareholder Meeting, the Company shall take the following actions, as the direct and indirect shareholder of COMCOR-TV, all of which shall be effective as of the Closing Date, (i) to dissolve the entire Board of Directors of COMCOR-TV (the "COMCOR-TV Board"), (ii) to elect the following individuals as members of the COMCOR-TV Board: Warren Mobley, Donald Miller-Jones, Ivan Isakov, Vladimir Serdyuk and  Michael Silin (the "New COMCOR-TV Board"), (iii) to appoint or to use its best efforts to cause the COMCOR-TV Board to appoint Warren Mobley as Chairman of the COMCOR-TV Board and (iv) to adopt an amended and restated charter of COMCOR-TV that shall provide, among other things, that (A) the General Director of  COMCOR-TV (the "General Director") shall report to the New COMCOR-TV Board on a regular basis, (B) all line managers who report to the General Director of COMCOR-TV provide dotted line reports to the Chairman of the New COMCOR-TV Board on a regular basis, (C) all COMCOR-TV Board actions shall be taken by a simple majority vote, and (D) the New COMCOR-TV Board shall have a veto right over all significant operational decisions of COMCOR-TV.

(b)               During the six month period commencing on the Closing Date, the Company shall not take any action to dissolve or otherwise remove any of the members of the New COMCOR-TV Board.

(c)                The Company shall use its best efforts to integrate Warren Mobley, Donald Miller-Jones, Charles Roberts and Dr. Ali Ahmed Mohamed with the existing management team of COMCOR-TV and to maintain the functional portfolios of COMCOR-TV's existing managers.

SECTION 5.16.  New Strategic Services Agreement.  The Purchaser shall assist the Company in negotiating and the Company shall use its best efforts to negotiate on behalf of COMCOR-TV a new Strategic Services Agreement, replacing the Strategic Services Agreement that is in effect on the date hereof, with COMCOR that is in form and substance reasonably satisfactory to the Purchaser (the "New MFON Agreement").

SECTION 5.17.  Relocation.

Promptly following the Closing, the Company shall relocate its entire operations to the premises of COMCOR-TV's headquarters in Moscow and shall minimize its presence in the United States.

ARTICLE VI

CONDITIONS

SECTION 6.01.  Conditions to Each Party's Obligations to Effect the Transactions.  The respective obligations of each party hereto to effect the Transactions are subject to the following conditions having been satisfied (or waived by the parties) on or prior to the Closing Date:

(a)                Proxy Statement. The Proxy Statement shall have been cleared by the SEC and shall not be the subject of any stop order.

(b)               Company Stockholder Approval. The issuance of the New Securities to the Purchaser, the granting of the Warrants to the Purchaser, the amendment of the Certificate of Incorporation in accordance with the Certificate of Amendment and any other matters related to the Transactions required to be approved by stockholders of the Company shall have been approved and adopted by the requisite vote of the stockholders of the Company;

(c)                No Order.  No Governmental Authority shall have enacted, threatened, issued, promulgated, enforced or entered any Governmental Order that is then in effect, pending or threatened and has, or would have, the effect of prohibiting, restraining, enjoining or restricting the consummation of the Transactions;

(d)               Governmental Approvals.  All clearances required from the Russian Antimonopoly Authority or any other merger control, competition or antitrust authority, which has jurisdiction over the Transactions shall have been obtained; neither the Russian Antimonopoly Authority nor any other relevant authority shall have intervened, or indicated that it is contemplating intervening, in a way that would or might reasonably be expected to make the Transactions or their implementation void, unenforceable and/or illegal or directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder the transactions or their implementation;

(e)                Other Regulatory Approvals. All other necessary notifications and filings in respect of the Transactions shall have been made and any governmental or regulatory notices, approvals, filings or other requirements necessary to consummate the Transactions shall have been given, made, obtained or complied with, as applicable, and all consents, approvals or other authorizations required with respect to the Transactions shall have been obtained whether in the Russian Federation or elsewhere; and

(f)                 Term Loan Facility. The Company shall have delivered a Utilization Request (as defined in the Term Loan Facility), duly completed other than with respect to the satisfaction of paragraph 4(d) of Part I of Schedule 2 to the Term Loan Facility.

SECTION 6.02.  Conditions to the Obligations of the Company to Effect the Transactions.  The obligations of the Company to effect the Transactions are subject to the following conditions having been satisfied (or waived by the Company) on or prior to the Closing Date:

(a)                Representations, Warranties and Covenants.    The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects; and

(b)               Deliveries.  The Purchaser shall have delivered to the Company all the items listed in Section 2.05 (b) through (d).

SECTION 6.03.  Conditions to the Purchaser's Obligations to Effect the Transactions.  The obligations of the Purchaser to effect the Transactions are subject to the following conditions having been satisfied (or waived by the Purchaser) on or prior to the Closing Date:

(a)               Representations, Warranties and Covenants.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, if earlier than the Closing Date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing Date shall have been complied with in all material respects;

(b)               Material Adverse Effect.  Since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company that constitutes a Material Adverse Effect on the Company;

(c)               COMCOR-TV Licenses.  COMCOR-TV shall have obtained from the appropriate Governmental Authority (i) renewal for its License for the provision of TV and sound programs transmission services through cable TV network (license number 12939), (ii) renewal for its License for the provision of telematic services (license number 12675), (iii) renewal its License for the provision of data transmission services (license number 12651) and (iv) a license for broadcasting over the MFON (collectively, the "CCTV Licenses").

(d)               Cancellation of COMCOR-TV Preferred Shares.  COMCOR-TV shall have exchanged all of the 2,121 shares of convertible preferred stock, par value RUR 10 per share, of COMCOR-TV issued to COMCOR in exchange for 220,879 shares of Common Stock of the Company.

(e)               New MFON Agreement.  COMCOR-TV and COMCOR shall have entered into the New MFON Agreement.

(f)                Deliveries.  The Company shall have delivered to the Purchaser all the items listed in Section 2.04 (c) through (o).

(g)               Directors' & Officers' Insurance.  The Company shall obtain and maintain in full force and effect policies of directors' and officers' insurance in form, substance and amount reasonably satisfactory to the Purchaser.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01.  Survival of Representations and Warranties.  The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive until the second anniversary of the Closing Date, except that (i) all representations and warranties contained in Section 3.02 shall survive indefinitely, (ii) all representations and warranties contained in Sections 3.10 and 3.18 shall survive until the fifth anniversary of the Closing Date and (iii) all representations and warranties of the Company as to any Tax Claim shall survive until one year after assessment of the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitation (taking into account any applicable waivers or extensions).  If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Company or the Purchaser, then the relevant representations and warranties of the other party shall survive as to such claim, until such claim has been finally resolved.

SECTION 7.02.  Indemnification

(a)               The Purchaser, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Purchaser, its Affiliates and its successors and assigns shall be indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Purchaser Loss") arising out of or resulting from:

(i)                the breach of any representation or warranty made by the Company contained in this Agreement; or

(ii)               the breach of any covenant or agreement by the Company contained in this Agreement.

The amounts of any indemnification pursuant to this Section 7.02(a) shall be increased by an additional amount to reflect an appropriate gross-up to compensate the Purchaser for its indirect participation as a holder of capital stock of the Company in any indemnification payment made pursuant to this Section 7.02(a).

(b)               The Company, its Affiliates and its successors and assigns and the officers, directors, employees and agents of the Company, its Affiliates and its successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Company Loss", and each of a Company Loss and a Purchaser Loss is hereinafter referred to as a "Loss" with respect to such party) arising out of or resulting from:

(i)                the breach of any representation or warranty made by the Purchaser contained in this Agreement; or

(ii)               the breach of any covenant or agreement by the Purchaser contained in this Agreement.

(c)               Whenever a claim shall arise for indemnification under this Article VII, the party entitled to indemnification (the "Indemnified Party") shall promptly give notice to the other party (the "Indemnifying Party") of any matter that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, but in no event later than 30 days after the Indemnified Party first learns of such claim, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.  The obligations and Liabilities of the Indemnifying Party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:  if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim following receipt by the Indemnified Party of such notice in the time frame provided above; provided, however, that in the absence of actual and material prejudice to the Indemnifying Party, the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VII and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VII.  The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would prevent the same counsel from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party.  In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party.  Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.  No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.  No party shall be entitled to indemnification under this Section 7.02 if such party receives reasonable express written notice of a breach of any representation, warranty, covenant or agreement and such party would be entitled to terminate this Agreement pursuant to the terms hereof in respect of such breach and fails to do so.

SECTION 7.03.  Limits on Indemnification.  Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum amount of indemnifiable Purchaser Losses that may be recovered by the Purchaser from the Company arising out of or resulting from the causes enumerated in Section 7.02 shall be an amount equal to (x) the Purchase Price plus (y) an amount equal to the aggregate Exercise Price (as such term is defined in the Warrant Agreement) paid by the Purchaser to the Company in connection with the exercise of Warrants, (ii) no claim may be made against the Company for indemnification pursuant to Section 7.02 with respect to any individual item of a Purchaser Loss, unless such item of Purchaser Loss exceeds $25,000 and (iii) no claim may be made against the Company pursuant to Section 7.02 unless the aggregate of all such Purchaser Losses shall exceed $200,000, in which case the Company shall then be required to pay or be liable for the full amount of Purchaser Losses.

ARTICLE VIII

TERMINATION

SECTION 8.01.  Termination.  This Agreement may be terminated and the other transactions contemplated by this Agreement may be abandoned at any time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

(a)                by mutual written consent of the Purchaser and the Company;

(b)               by the Purchaser if a Material Adverse Effect shall have occurred prior to the Closing;

(c)                by either the Purchaser or the Company if Closing shall not have occurred on or prior to March 31, 2005;

(d)               by the Purchaser if the Company Board shall have recommended to the Company's stockholders a Superior Proposal or the Company Board shall have withdrawn or adversely modified its approval or recommendation of the Transactions;

(e)                by the Purchaser or the Company, if all the conditions set forth in Article VI have been satisfied or waived by the appropriate Party, and the Purchaser does not fund the Purchase Price within ten (10) Business Days of such satisfaction or waiver;

(f)                 by the Purchaser in the event that the condition set forth in Section 6.03(e) has not been satisfied or waived by the Purchaser;

(g)                by the Company on March 31, 2005, if a New MFON Agreement has not been approved by at least a majority of three-fourths (3/4) of the members of the Board (rounded to the nearest whole number if three-fourths (3/4) of the members of the Board results in a whole number plus a fraction); and

(h)                by either the Purchaser or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or other action shall have become final and nonappealable.

SECTION 8.02.  Effect of Termination

(a)                In the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of the Purchaser or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that Sections 5.03, 5.06, 8.02, 9.02, 9.09 and 9.10 shall survive the termination of this Agreement.

(b)               The Purchaser and the Company agree that if this Agreement is terminated by the Purchaser pursuant to Section 8.01(d), the Purchaser would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty.  To compensate the Purchaser for such damages, the Company shall pay to the Purchaser the amount of $1.5 million immediately upon the termination of this Agreement by the Purchaser pursuant to Section 8.01(d).  The Company hereby waives any right to set-off or counterclaim against such amount.

(c)                If the Purchaser terminates this Agreement pursuant to Section 8.01(e),  the Purchaser shall pay to the Company (i) up to $200,000 for documented out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Company in connection with this Agreement and the Transactions, upon delivery by the Company to the Purchaser of receipts and/or invoices for such actual costs and expenses and (ii) $550,000, immediately upon the termination of this Agreement by the Purchaser pursuant to Section 8.01(e) (collectively (i) and (ii), the "Termination Fee").  If the Purchaser does not pay the relevant portion of the Termination Fee within ten (10) Business Days from the date that such portion of the fee becomes due and payable, the Company may set-off the Termination Fee against any amount due and payable by the Company to the Lender under the Bridge Facility.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01.  Amendment and Waiver.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties.  Either party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 9.02.  Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 9.03.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day or the receipt is after 5 p.m.) if delivered by courier.  Subject to the foregoing, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)                If to the Company:

                        Moscow CableCom Corp.
                        405 Park Avenue
                        Suite 1203
                        New York, NY 10022
                        Facsimile: +1-212-888-5620
                        Attention:  Oliver Grace, Jr.

with a courtesy copy (which shall not constitute notice to the Company) to:

                        Oliver R. Grace, Jr.
                        55 Brookville Road
                        Glen Head, NY 11545
                        Facsimile: +1-516-626-1204

(b)               If to the Purchaser:

                        Columbus Nova Investments VIII Ltd.
                        590 Madison Avenue
                        38th Floor
                        New York, NY 10022
                        United States
                        Attention: Ivan Isakov
                        Facsimile:  +1-212-308-6623

with a courtesy copy (which shall not constitute notice to the Purchaser) to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        An der Welle 5
                        60322 Frankfurt am Main
                        Germany
                        Facsimile: +49-69-74220300
                        Attention: Hilary Foulkes

SECTION 9.04.  Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.05.  Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

SECTION 9.06.  Entire Agreement.  This Agreement, the Warrant Agreement and the Registration Rights Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Purchaser with respect to the subject matter hereof and thereof.

SECTION 9.07.  Assignment.  This Agreement may not be assigned by the Purchaser without the express written consent of the Company, except that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Company. This Agreement may not be assigned by the Company.

SECTION 9.08.  No Third Party Beneficiaries.  Except for the provisions of Article VII relating to Indemnified Parties and Section 5.12 with respect to the Employment Agreements, Consulting Agreements and the Option Grant, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  No purchaser of any of the New Securities from the Purchaser shall be deemed a successor or assign with respect to this Agreement by reason merely of such purchase.

SECTION 9.09.  Governing Law

(a)               This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b)               Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)               Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this

Agreement in any court referred to in Section 9.09(b). Each of the parties hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court.

SECTION 9.10.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.11.  Specific Performance.  The parties agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that would be suffered by the parties in the event that this Agreement were not performed in accordance with its terms or conditions or were otherwise breached. It is accordingly hereby agreed that the parties shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other party and to enforce specifically such terms and conditions of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other party is entitled to at law or in equity.

SECTION 9.12.  Interpretation.  References in this Agreement to articles, sections, paragraphs, clauses, schedules, annexes and exhibits are to articles, sections, paragraphs, clauses, schedules, annexes and exhibits in or to this Agreement unless otherwise indicated.  Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.  Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation".  Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time.  Unless the context otherwise requires, references herein to any Person include its successors and assigns.

SECTION 9.13.  Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                                                MOSCOW CABLECOM CORP.

                                                                                By:    _________________
                                                                                         Name:
                                                                                         Title:

                                                                                COLUMBUS NOVA INVESTMENTS VIII LTD.

                                                                                 By:    _________________
                                                                                          Name:
                                                                                          Title:

ATTACHMENT I

FORM OF CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION OF MOSCOW CABLECOM CORP.

ATTACHMENT II

FORM OF AMENDED AND RESTATED BY-LAWS
OF MOSCOW CABLECOM CORP.

iiv

EXHIBIT A

FORM OF WARRANT AGREEMENT

iiiv

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

ivv

EXHIBIT C

PRO FORMA CAPITALIZATION TABLE

Shares of Common Stock Outstanding following the Closing	8,575,962
Shares of Common Stock issuable upon conversion of options outstanding and exercisable following the Closing	151,000
Shares of Common Stock issuable upon conversion of commitments to grant shares following the Closing	22,935[1]
Shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock outstanding following the Closing	458,949
Shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock outstanding following the Closing	4,500,000
Shares of Common Stock issuable upon exercise of Warrants outstanding following the Closing and conversion of Series B Preferred Stock following such exercise	8,283,000
Shares of Common Stock issuable upon conversion of Convertible Debentures outstanding following the Closing	75,386[2]
Shares of Common Stock to be issued to COMCOR under Annex III of the Stock Subscription Agreement	220,879

1     Shares to be issued based upon market price of Common Stock have been estimated based on a share price of $7.50.  If the share price decreases below $7.5, then the number of shares of Common Stock to be issued will increase accordingly.

 2   Assumes 431,000 of the convertible debentures are redeemed in October 2004 based on an annual sinking fund payment.

vv

EXHIBIT D-1

FORM OF WARREN MOBLEY EMPLOYMENT AGREEMENT

viv

EXHIBIT D-2

FORM OF DONALD MILLER-JONES EMPLOYMENT AGREEMENT

viiv

EXHIBIT E-1

FORM OF CHARLES ROBERTS CONSULTING AGREEMENT

viiiv

EXHIBIT E-2

FORM OF DR. ALI MOHAMED AHMED CONSULTING AGREEMENT

ixv

EXHIBIT F

COPY OF THE STRATEGIC SERVICES AGREEMENT

xv

EXHIBIT G

MATTERS TO BE OPINIONED ON IN LEGAL OPINION

FROM THE COMPANY'S US COUNSEL

xiv

EXHIBIT H

MATTERS TO BE OPINIONED ON IN LEGAL OPINION

FROM THE COMPANY'S RUSSIAN COUNSEL

xiiv